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                                                                    EXHIBIT 23.8

                         INDEPENDENT AUDITORS' CONSENT

To the Directors of Fina Exploration Norway SCA:

We consent to the incorporation by reference in this Registration Statement of PetroFina S.A. on Form S-8 (File No. 333-61145) of our report dated January 27, 1997, appearing in the Annual Report on Form 20-F of PetroFina S.A. for the year ended December 31, 1998, relating to the balance sheet of The Branch of Fina Exploration Norway SCA as of December 31, 1996 and the related statements of profit and loss and cash flows for the year then ended.

KPMG as represented by

/s/ Jorgen Lorentzen-Styr

Jorgen Lorentzen-Styr
Sandvika, Norway
April 27, 1999